Exhibit 99.1

Regional Health Properties, Inc. and SunLink Health Systems, Inc.
Announce Receipt of Shareholder Approvals for Merger

Atlanta, GA (August 4, 2025) - Regional Health Properties, Inc. (“Regional”) (OTCQB: RHEP) (OTCQB: RHEPA) and SunLink Health Systems, Inc. (“SunLink”) (NYSE American: SSY) jointly announced today that, at special meetings of their respective shareholders each held on August 4, 2025, Regional shareholders and SunLink shareholders approved the merger of SunLink with and into Regional, with Regional as the surviving corporation pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2025, as amended, by and between Regional and SunLink. The SunLink shareholders also approved at their special meeting, on a non-binding advisory basis, the SunLink merger-related compensation proposal. The closing of the proposed merger remains subject to customary closing conditions.

The Regional shareholders also approved at their special meeting the issuance of shares of Regional common stock, no par value, and Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares, no par value per share (the “Series D Preferred Stock”), in connection with the merger. Descriptions of the Series D Preferred Stock were previously disclosed in Regional’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2025, and included in Regional’s joint proxy statement/prospectus filed with the SEC on June 25, 2025, as supplemented or amended.

About Regional Health Properties, Inc.

Regional Health Properties, Inc., headquartered in Atlanta, Georgia, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit https://www.regionalhealthproperties.com.

About SunLink Health Systems, Inc.

SunLink Health Systems, Inc., headquartered in Atlanta, Georgia, is the parent company of subsidiaries that own and operate Carmichael’s Cashway Pharmacy. For more information, visit https://www.sunlinkhealth.com.

NO OFFER OR SOLICITATION

Communications in this press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

ADDITIONAL INFORMATION

INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED WITH THE SEC ON JULY 18, 2025 REGARDING A PROPOSED TENDER OFFER, AS WELL AS THE SCHEDULE 14D-9 FILED BY REGIONAL ON AUGUST 1, 2025 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger between Regional and SunLink, including statements of Regional’s goals, intentions and expectations; statements regarding Regional’s business plan and growth strategies; and statements regarding the tender offer.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

●	the risk that the businesses of Regional and SunLink will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
●	expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;
●	revenues following the merger may be lower than expected;
●	customer, vendor and employee relationships and business operations may be disrupted by the merger;
●	the ability to obtain required regulatory approvals and the ability to complete the merger on the expected timeframe;
●	the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation;
●	the ability of Regional and SunLink to meet the initial or continued listing requirements or rules of the NYSE American LLC or the OTCQB, as applicable, and to maintain the listing or trading, as applicable, of securities thereon;
●	possible changes in economic and business conditions;
●	the impacts of epidemics, pandemics or other infectious disease outbreaks;
●	the existence or exacerbation of general geopolitical instability and uncertainty;
●	possible changes in monetary and fiscal policies, and laws and regulations;
●	competitive factors in the healthcare industry;
●	Regional’s dependence on the operating success of its operators;
●	the amount of, and Regional’s ability to service, its indebtedness;
●	covenants in Regional’s debt agreements that may restrict its ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms;
●	the effect of increasing healthcare regulation and enforcement on Regional’s operators and the dependence of Regional’s operators on reimbursement from governmental and other third-party payors;

●	the relatively illiquid nature of real estate investments;
●	the impact of litigation and rising insurance costs on the business of Regional’s operators;
●	the effect of Regional’s operators declaring bankruptcy, becoming insolvent or failing to pay rent as due;
●	the ability of any of Regional’s operators in bankruptcy to reject unexpired lease obligations and to impede its ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations;
●	Regional’s ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and
●	other risks and factors identified in (i) Regional’s cautionary language included under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Regional Annual Report, and other documents subsequently filed by Regional with the SEC and (ii) SunLink’s cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SunLink’s Annual Report on Form 10-K for the year ended June 30, 2024, and other documents subsequently filed by SunLink with the SEC.

These forward-looking statements speak only as of the date they are made and neither Regional nor SunLink undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, Regional’s and SunLink’s past results of operations do not necessarily indicate either of their anticipated future results, whether the merger is effectuated or not.

Regional Contact

Brent Morrison, CFA
Chief Executive Officer & President
Regional Health Properties, Inc.
Tel (404) 823-2359
Brent.morrison@regionalhealthproperties.com

SunLink Contact

Robert M. Thornton, Jr.
Chief Executive Officer
(770) 933-7004